UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported:  September 21, 2015
Texas South Energy, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-171064	99-0362471
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2001 Kirby Dr., Suite 1105
Houston, Texas 77019
(Address of principal executive offices and Zip Code)

Texas South Energy's telephone number, including area code: [Missing Graphic Reference](713) 523-6336

3 Riverway, Suite 1800
Houston, TX 77056
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Texas South Energy under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

Item 1.01 - Entry into a Material Definitive Agreement

On September 18, 2015, Texas South Energy, Inc. (the “Company”) completed its previously announced farm out agreement with Gulfslope Energy, Inc. (“Gulfslope”), dated March 10, 2014 as amended (the “Agreement”), relating to certain prospects (the “Prospects”) located within 2.2 million acres of 3D seismic licensed and interpreted by Gulfslope. Under the terms of the farm-out letter agreement, the Company had the option to acquire up to a 20% working interest in five Prospects for up to $10 million.

The Company funded the final $1.8 million in cash under this agreement for an aggregate total purchase price of $10 million, and thus, has acquired a 20% working interest in the Prospects. The Company is obligated to pay its proportionate share of the net annual rental costs related to the Prospects. Gulfslope will be the operator of record.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  September 21, 2015

TEXAS SOUTH ENERGY, INC.

By:	/s/James Askew
James M. Askew
Chief Executive Officer